                                                                     EXHIBIT 5.2






                    [Letterhead of Richards, Layton & Finger]



                                  July 17, 2001






USB Capital IV
USB Capital V
USB Capital VI
USB Capital VII
c/o U.S. Bancorp
601 Second Avenue South
Minneapolis, Minnesota 55402-4302


      Re: USB Capital IV, USB Capital V, USB Capital VI and USB Capital VII

Ladies and Gentlemen:

               We have acted as special Delaware counsel for U.S. Bancorp, a Delaware corporation (the "Company"), USB Capital IV, a Delaware business trust ("Trust IV"), USB Capital V, a Delaware business trust ("Trust V"), USB Capital VI, a Delaware business trust ("Trust VI") and USB Capital VII, a Delaware business trust ("Trust VII") (Trust IV, Trust V, Trust VI and Trust VII are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

               For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

               (a) The Certificate of Trust of Trust IV, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on January 28, 1998;

USB Capital IV
USB Capital V
USB Capital VI
USB Capital VII
July 17, 2001 Page 2


               (b) The Certificate of Trust of Trust V, as filed with the Secretary of State on January 28, 1998;

               (c) The Certificate of Trust of Trust VI, as filed with the Secretary of State on May 9, 2001;

               (d) The Certificate of Trust of Trust VII, as filed with the Secretary of State on May 9, 2001;

               (e) The Trust Agreement of Trust IV, dated as of January 22, 1998 among the Company and the trustees of Trust IV named therein;

               (f) The Trust Agreement of Trust V, dated as of January 22, 1998 among the Company and the trustees of Trust V named therein;

               (g) The Trust Agreement of Trust VI, dated as of May 8, 2001, among the Company and the trustees of Trust VI named therein;

               (h) The Trust Agreement of Trust VII, dated as of May 8, 2001, among the Company and the trustees of Trust VII named therein;

               (i) The Registration Statement (the "Registration Statement") on Form S-3 to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) which incorporates by reference the Registration Statement on Form S-3 of the Company (Registration No. 333-_____) and the Prospectus included therein (the "Prospectus"), relating to the ___% capital securities of the Trusts representing undivided beneficial interests in the assets of the Trusts (each, a "Capital Security" and collectively, the "Capital Securities");

               (j) A form of Amended and Restated Trust Agreement for each of the Trusts to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (including Exhibits A and B thereto) (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), attached as an exhibit to the Registration Statement; and

               (k) A Certificate of Good Standing for each of the Trusts, dated May 10, 2001, obtained from the Secretary of State.

USB Capital IV
USB Capital V
USB Capital VI
USB Capital VII
July 17, 2001 Page 3



               Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

               For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

               With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

               For purposes of this opinion, we have assumed (i) that each of the Trust Agreements will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Trust Agreements and the Certificates of Trust will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trusts (collectively, the "Capital Security Holders") of a Capital Security Certificate for such Capital Security and the payment for such Capital Security, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Capital Securities will be issued and sold to the Capital Security Holders in accordance with the Trust Agreements and the Prospectus. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

USB Capital IV
USB Capital V
USB Capital VI
USB Capital VII
July 17, 2001 Page 4


               This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

               Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

               1. Each of the Trusts has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

               2. The Capital Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the applicable Trust.

               3. The Capital Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Trust Agreement.

               We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                 Very truly yours,


                                                 Richards, Layton & Finger, P.A.